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                                                                      EXHIBIT 21

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                                                  JURISDICTION OF
                                                  INCORPORATION OR                       DOING
                        NAME                        ORGANIZATION                      BUSINESS AS

----------------------------------------------------------------------------------------------------------------
1.    BA Parkway Associates II, L.P.                   Delaware                Embassy Suites Philadelphia

2.    Ballston Parking Associates                      Virginia                            --

3.    Boykin Kansas City, L.L.C.                         Ohio                       Doubletree Hotel

4.    BoyStar Ventures, L.P.                             Ohio                 Holiday Inn Minneapolis West

5.    CapStar Albuquerque Company, L.L.C.              Delaware                   Albuquerque Doubletree

6.    CapStar AP Partners, L.P.                        Delaware                      Austin Doubletree

7.    CapStar Austin, Inc.                             Delaware                            --

8.    CapStar BK Company, L.L.C.                       Delaware                            --

9.    CapStar Cathedral City Company, L.L.C.           Delaware                Doubletree Resort at Desert
                                                                                  Princess Country Club

10.   CapStar Cherry Hill Company, L.L.C.              Delaware               Four Points Hotel Cherry Hill

11.   CapStar Chicago Company, L.L.C.                  Delaware                       Chicago Radisson

12.   CapStar C.S. Company, L.L.C.                     Delaware                Holiday Inn Garden of the Gods

13.   CapStar Dallas Beverage Corporation               Texas                                 --

14.   CapStar Dallas Partners, L.P.                    Delaware                   Holiday Inn Select Dallas

15.   CapStar Detroit Airport Company, L.L.C.          Delaware                 Detroit Airport Hilton Suites

16.   CapStar Englewood Company, L.L.C.                Delaware                  Embassy Suites Denver Tech

17.   CapStar Frazer Company, L.L.C.                   Delaware                    Great Valley Sheraton

18.   CapStar General Corp.                            Delaware                               --

19.   CapStar Georgetown Company, L.L.C.               Delaware                        Georgetown Inn

20.   CapStar Hallmark Company, L.L.C.                 Missouri                    Holiday Inn Riverfront

21.   CapStar Hotel (Calgary Airport) Inc.      British Columbia, Canada        Holiday Inn Calgary Airport

22.   CapStar Hotel (Burnaby) Inc.              British Columbia, Canada           Holiday Inn Metrotown

23.   CapStar Hotel (Surrey) Inc.               British Columbia, Canada          Sheraton Inn Guildford

24.   CapStar Hotel (Vancouver) Inc.            British Columbia, Canada         Ramada Inn Vancouver Centre
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                                                     JURISDICTION OF
                                                     INCORPORATION OR                       DOING
                        NAME                           ORGANIZATION                      BUSINESS AS

----------------------------------------------------------------------------------------------------------------
25.   CapStar Houston SW Partners, L.P.                Delaware                       Houston SW Hilton

26.   CapStar Indianapolis Company, L.L.C.             Delaware                     Doubletree Guest Suites

27.   CapStar Jekyll Company, L.L.C.                   Delaware                         Jekyll Island Inn

28.   CapStar KC Company, L.L.C.                       Delaware                   Holiday Inn Sports Complex

29.   CapStar Lafayette Company, L.L.C.                Delaware                    Lafayette Hilton & Towers

30.   CapStar LAJV Company, L.L.C.                     Delaware                   Los Angeles Marriott Hotel

31.   CapStar Lexington Company, L.L.C.                Delaware                                --

32.   CapStar Lexington, Inc.                          Delaware                                --

33.   CapStar Limited Corp.                            Delaware                                --

34.   CapStar Louisville Company, L.L.C.               Delaware                        Seelbach Hilton

35.   CapStar LP Corporation                           Delaware                                --

36.   CapStar Management Company, L.P.                 Delaware                                --

37.   CapStar Management Company II, L.P.              Delaware                                --

38.   CapStar Medallion Austin Partners, L.P.          Delaware                  Austin North Hilton & Towers

39.   CapStar Medallion Dallas Partners, L.P.          Delaware                      Renaissance Dallas North

40.   CapStar Medallion Houston Partners, L.P.         Delaware                   Sheraton Houston Brookhollow

41.   CapStar Mesa Company, L.L.C.                     Delaware                        Sheraton Mesa Hotel

42.   CapStar Midland Partners, L.P.                   Delaware                      Midland Hilton & Towers

43.   CapStar Mockingbird Partners, L.P.               Delaware                          Dallas Radisson

44.   CapStar Morristown Company, L.L.C.               Delaware                   Westin Governor Morris Hotel &
                                                                                        Conference Center

45.   CapStar National Airport Company, L.L.C.         Delaware                       National Airport Hilton

46.   CapStar New Mexico Beverage Corporation         New Mexico                               --

47.   CapStar Oklahoma City Company, L.L.C.            Delaware                         Westin Oklahoma City

48.   CapStar PA, Inc.                                 Delaware                          --
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                                                       JURISDICTION OF
                                                      INCORPORATION OR                       DOING
                        NAME                            ORGANIZATION                      BUSINESS AS

----------------------------------------------------------------------------------------------------------------
49.   CapStar Sacramento Company, L.L.C.                  Delaware                     Sacramento Hilton

50.   CapStar St. Louis Company, L.L.C.                   Delaware                             --

51.   CapStar San Francisco Company, L.L.C.               Delaware                Sheraton Fisherman's Wharf

52.   CapStar San Pedro Company, L.L.C.                   Delaware               San Pedro Hilton at Cabrillo
                                                                                            Marina

53.   CapStar Santa Barbara Company, L.L.C.               Delaware                      Santa Barbara Inn

54.   CapStar TF Company, L.L.C.                          Delaware                  Holiday Inn Tinton Falls

55.   CapStar Tucson Company, L.L.C.                      Delaware                   Embassy Suites Tucson

56.   CapStar Washington Company, L.L.C.                  Delaware                      Embassy Row Hilton

57.   CapStar Westchase Acquisition Corp.                 Delaware                              --

58.   CapStar Westchase Partners, L.P.                    Delaware                 Westchase Hilton & Towers

59.   CapStar Windsor Locks Company, L.L.C                Delaware                 Doubletree Windsor Locks

60.   CapStar Wyandotte Company, L.L.C.                   Missouri                              --

61.   CapStar York Company, L.L.C.                        Delaware                      York Budget Inn

62.   Centennial Hotel Ltd.                       British Columbia, Canada                      --

63.   CMC Airport, Inc.                                   New York                              --

64.   EquiStar Acquisition Corporation                    Delaware                              --

65.   EquiStar Arlington Partners, L.P.                   Delaware                              --

66.   EquiStar Atlanta Company, L.L.C.                    Delaware                              --

67.   EquiStar Atlanta GP Company, L.L.C.                 Delaware                              --

68.   EquiStar Atlanta LP Company, L.L.C.                 Delaware                              --

69.   EquiStar Ballston Company, L.L.C.                   Delaware                              --

70.   EquiStar Bellevue Company, L.L.C.                   Delaware                     Bellevue Hilton Hotel

71.   EquiStar Charlotte Company, L.L.C.                  Delaware               Charlotte Sheraton Airport Plaza
                                                                                                Hotel

72.   EquiStar Cleveland Company, L.L.C.                  Delaware                 Holiday Inn Cleveland Airport
                                                                                                South
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                                                       JURISDICTION OF
                                                      INCORPORATION OR                         DOING
                        NAME                            ORGANIZATION                         BUSINESS AS

           ----------------------------------------------------------------------------------------------------------------
73.   EquiStar Colorado Company, L.L.C.                   Delaware                Sheraton Hotel Colorado Springs

74.   EquiStar Irvine Company, L.L.C.                     Delaware                 Orange County Airport Hilton
                                                                                                Hotel

75.   EquiStar Latham Company, L.L.C.                     Delaware                    Latham Hotel Georgetown

76.   EquiStar Salt Lake Company, L.L.C.                  Delaware                    Salt Lake Airport Hilton

77.   EquiStar Schaumburg Company, L.L.C.                 Delaware                   Radisson Hotel Schaumburg

78.   EquiStar Somerset Company, L.L.C.                   Delaware                     Marriott Somerset Hotel

79.   EquiStar Texas Beverage Corporation                   Texas                                 --

80.   EquiStar Virginia Company, L.L.C.                   Delaware                      Arlington Hilton Hotel

81.   Leperq Atlanta Renaissance Partners, L.P.           Delaware                  Westin Hotel Atlanta Airport

82.   MCV Venture, L.L.C.                                 Kentucky                        Lexington Radisson

83.   Metrotown Overseas Holdings, Inc.           British Columbia, Canada                        --

84.   339742 B.C. Ltd.                            British Columbia, Canada                        --

85.   339743 B.C. Ltd.                            British Columbia, Canada                        --
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